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EXHIBIT 99.2


                 STATEMENT UNDER OATH OF CHIEF FINANCIAL OFFICER


         I, Carl G. Schmidt, state and attest that:

         To the best of my knowledge, based upon a review of the periodic report of Lee Enterprises, Incorporated (the "Company") on Form 10-Q for the fiscal period ended June 30, 2002 (the "Report"), and, except as corrected or supplemented in a subsequent periodic report:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented in the Report.

         Dated this 9th day of August, 2002.



                                   /s/ Carl G. Schmidt
                                   --------------------------------------
                                   Carl G. Schmidt
                                   Vice President, Chief Financial Officer
                                       and Treasurer


         Subscribed and sworn to before me this 9th day of August, 2002.



                                   /s/ Judith L. Bloome
                                   --------------------------------------
                                   Notary Public in and for the State of Iowa


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